UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2006

AURELIO RESOURCE CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50931
(Commission File Number)

33-1086828
(IRS Employer Identification No.)

Suite 1802, 888 Pacific Street, Vancouver, British Columbia, V6Z 2S6, Canada
(Address of principal executive offices and Zip Code)

(604) 619-6328
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 27, 2006 we entered into an agreement with Aurelio Resources Inc. to acquire all of the issued and outstanding shares of Aurelio Resources Inc., a privately-owned corporation engaged in mineral exploration.

On June 9, 2006, we entered into a letter agreement amending the terms of the April 27, 2006 agreement to acquire only the assets of Aurelio Resources Inc. The closing of the transaction was set to occur on or about July 14, 2006.

On July 13, 2006, we entered into a letter agreement with Aurelio Resources Inc., amending the terms of the April 27, 2006 agreement and the June 9, 2006 letter agreement, to acquire all of the assets of Aurelio Resources Inc., other than Aurelio Resources Inc.’s one hundred percent undivided interest in 62 mining claims known as the “Austin Uranium Property, Nevada” and more particularly described as sixty-two contiguous unpatented mining claims (Austin #1 through Austin #62), each measuring 600 feet by 1,500 feet, staked in Sections 5,6,7,8,9,10 and 16, Township 18 North, Range 44 East, in the Reese River and Birch Mining Districts, Lander County, Nevada. The closing of the transaction is set to occur on or about July 30, 2006.

On July 21, 2006, we entered into a letter agreement with Aurelio Resources Inc. and the shareholders of Aurelio Resources Inc. to amend the terms of our previous agreement and amendments with Aurelio Resources Inc. dated April 27, 2006, June 9, 2006 and July 13, 2006. Under the terms of the letter agreement dated July 21, 2006, we will acquire all of the issued and outstanding shares of Aurelio Reources Inc. in exchange for issuance of 10,000,000 shares of our common stock.

Item 9.01. Financial Statements and Exhibits.

10.1	Agreement dated April 27, 2006 between Furio Resources Inc. and Aurelio Resources Inc., incorporated by reference to our Current Report on Form 8-K filed on May 2, 2006.
10.2	Letter Agreement dated June 9, 2006.
10.3	Letter Agreement dated July 13, 2006.
10.4*	Letter Agreement dated July 21, 2006.
99.1	News release dated May 2, 2006, , incorporated by reference to our Current Report on Form 8-K filed on May 2, 2006.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURELIO RESOURCE CORP.

/s/ Paul Fong

By: Paul Fong
President
Date: July 31, 2006